EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-95190, 333-03999, 333-21887, 333-53835, 333-57355, 333-64743, 333-38850, 333-70638, 333-104211, 333-142472, 333-142474, and 333-269886) and on Form S-8 (No. 333-36699, 333-45317, 333-67824, 333-166489, 333-180724, 333-195760, 333-238538, and 333-279044) of First Industrial Realty Trust, Inc. of our report dated February 13, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 13, 2025